Exhibit 99.1

FOR IMMEDIATE RELEASE
 .
NICOLET BANKSHARES, INC. ANNOUNCES FIRST QUARTER 2024 RESULTS

•Well positioned to be opportunistic
◦Net income of $28 million or adjusted net income (non-GAAP) of $26 million for first quarter 2024, compared to net income of $31 million or adjusted net income (non-GAAP) of $28 million in prior quarter, and net loss of $9 million or adjusted net income (non-GAAP) of $22 million for first quarter 2023
◦Tangible common equity ratio increased to 8.33% for first quarter 2024
◦Credit quality remains strong with nonperforming assets stable at 0.33% of total assets and negligible net charge-offs
•Continued strong financial performance metrics for first quarter 2024
◦17.07% Return on average tangible common equity
◦1.33% Return on average assets
•Tangible book value per share increased to $44.91 for first quarter 2024

Green Bay, Wisconsin, April 16, 2024 - Nicolet Bankshares, Inc. (NYSE: NIC) (“Nicolet”) announced first quarter 2024 net income of $28 million and earnings per diluted common share of $1.82, compared to net income of $31 million and earnings per diluted common share of $2.02 for fourth quarter 2024, and net loss of $9 million and loss per diluted common share of $0.61 for first quarter 2023.

Net income reflected certain non-core items and the related tax effect of each, including the first quarter 2023 balance sheet repositioning and third quarter 2023 change in Wisconsin state tax law, as well as gains / (losses) on other assets and investments in all periods. These non-core items positively impacted earnings per diluted common share $0.10 and $0.17 for first quarter 2024 and fourth quarter 2023, respectively, and negatively impacted earnings per diluted common share $2.06 for first quarter 2023.

“Our first quarter results show our focus on execution as we move throughout the year,” said Mike Daniels, Chairman, President, and CEO of Nicolet. “We continue to maintain our relationship-based pricing discipline paired with our credit culture as our team consistently shows the value that we bring. We are encouraged by the results, and we will continue to challenge ourselves to manage both growth and efficiency.”

Daniels continued, “Our strong core profitability has allowed us to build capital, which puts us in an enviable position of having significant options going forward. These options include organic growth, M&A, capital return to shareholders through share buybacks and dividends. While the M&A market remains slow, we are reviewing opportunities and participating in high-level discussions with potential partners, as we maintain our high degree of discipline with our M&A strategy. Our goal is always to partner with a franchise that makes Nicolet and the communities we serve better.”

Nicolet’s 2023 results were significantly impacted by the first quarter 2023 balance sheet repositioning, which included the sale of $500 million (par value) U.S. Treasury held to maturity securities for a pre-tax loss of $38 million or an after-tax loss of $28 million, with the net proceeds used to reduce FHLB borrowings and the remainder held in investable cash. In addition, in July 2023 a new Wisconsin tax law was signed which provided financial institutions with an exemption from state taxable income for interest, fees, and penalties earned on specific loans to existing Wisconsin-based business or agriculture purpose loans. This tax law change to Nicolet moving forward will be a reduction / elimination of State income taxes being expensed; however, it also required a $9.1 million valuation allowance to be established for the State-related deferred tax asset as of the effective date of the legislation. While both provided a drag to 2023 earnings, each also serve as a tailwind for first quarter 2024 and beyond.

Balance Sheet Review
At March 31, 2024, period end assets were $8.4 billion, down slightly ($22 million) from December 31, 2023, mostly lower cash balances, partly offset by growth in loans. Total loans increased $44 million (1%) from December 31, 2023, with growth in agricultural, commercial and industrial, and residential real estate loans. Total deposits of $7.2 billion at March 31, 2024, decreased $32 million from December 31, 2023, mostly noninterest-bearing demand deposits. Total capital was $1.1 billion at March 31, 2024, an increase of $25 million over December 31, 2023, with earnings partly offset by the quarterly common stock dividend.

Asset Quality
Nonperforming assets were $28 million and represented 0.33% of total assets at March 31, 2024, unchanged from December 31, 2023, and down from $41 million or 0.50% at March 31, 2023. The allowance for credit losses-loans was $64 million and represented 1.01% of total loans at March 31, 2024, compared to $64 million (or 1.00% of total loans) at December 31, 2023, and $62 million (or 1.00% of total loans) at March 31, 2023. Asset quality trends remain solid and loan net charge-offs were negligible.

Income Statement Review - Quarter
Net income was $28 million and adjusted net income (non-GAAP) was $26 million for first quarter 2024, compared to net income of $31 million and adjusted net income (non-GAAP) of $28 million for fourth quarter 2023.

Net interest income was $63 million for first quarter 2024, down $1 million from fourth quarter 2023. Interest income increased $1 million mostly due to the repricing of new and renewed loans in a rising interest rate environment, partly offset by lower investable cash balances, while interest expense increased $2 million due to higher average rates on seasonal deposits. The net interest margin for first quarter 2024 was 3.26%, down 4 bps from 3.30% for fourth quarter 2023. The yield on interest-earning assets increased 12 bps (to 5.44%) mostly due to higher average rates from the repricing of the loan portfolio, while the cost of funds increased 11 bps (to 3.01%) for first quarter 2024, attributable mainly to higher cost seasonal deposits.

Noninterest income of $19 million for first quarter 2024 decreased $5 million from fourth quarter 2023, mostly due to the change in net asset gains. First quarter 2024 included net gains of $2 million due to a $1 million gain on sale of an investment security and a $1 million gain on the early extinguishment of subordinated debt, while fourth quarter 2023 included net gains of $6 million from the $9 million pre-tax gain on the sale of Nicolet’s member interest in UFS, LLC, partly offset by a $3 million loss on the sale of certain securities. Excluding the net asset gains (losses), noninterest income for first quarter 2024 was $18 million, a $1 million decrease from fourth quarter 2023, mostly due to changes in the fair value of nonqualified deferred compensation plan assets.

Noninterest expense of $47 million for first quarter 2024 decreased $3 million from fourth quarter 2023. Personnel expense was minimally changed with higher salaries and incentives substantially offset by lower health insurance and a decrease in the fair value of nonqualified deferred compensation plan liabilities. Non-personnel expenses decreased $3 million (12%) between the sequential quarters, mostly lower data processing from an early contract termination charge in fourth quarter 2023.

About Nicolet Bankshares, Inc.
Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing, full-service, community bank providing services ranging from commercial, agricultural and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches primarily in Wisconsin, Michigan, and Minnesota. More information can be found at www.nicoletbank.com.

Use of Non-GAAP Financial Measures
This communication contains non-GAAP financial measures, such as non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted common share, tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Nicolet’s results of operations or financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided. See “Reconciliation of Non-GAAP Financial Measures (Unaudited)” below.

The non-GAAP net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also aid investors in comparing Nicolet’s financial performance to the financial performance of peer banks. Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Forward Looking Statements “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this communication, which are not statements of historical fact, constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements generally can be identified by words or phrases such as, without limitation, “anticipate,” “believe,” “aim,” “can,” “conclude,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “outlook,” “possible,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “will likely,” “would,” or the negative of these terms or other comparable terminology, as well as similar expressions, and in this press release include our statements about potential M&A, share buyback, and dividend activity.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, include, but are not limited to future legislative changes to the taxes imposed upon Nicolet, potential expansion into other jurisdictions that impose different or higher taxes and our ability to generate loans that qualify for the Wisconsin tax reduction / elimination. Additional factors which could affect the forward looking statements can be found in Nicolet’s 2023 Annual Report on Form 10-K, as well subsequent filings with the SEC and are available on the SEC’s website at www.sec.gov.

Any forward-looking statements included in this press release are made as of the date hereof and are based on information available to management at that time. Except as required by law, Nicolet disclaims any obligation to update or revise any forward-looking statement contained in this press release to reflect new information or events or circumstances that occur after the date the forward-looking statements were made.

Nicolet Bankshares, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Assets
Cash and due from banks	$81,677	$129,898	$109,414	$122,021	$93,462
Interest-earning deposits	345,747	361,533	436,466	383,185	20,718
Cash and cash equivalents	427,424	491,431	545,880	505,206	114,180
Certificates of deposit in other banks	5,639	6,374	7,598	9,808	11,293
Securities available for sale, at fair value	803,963	802,573	793,826	921,108	1,023,176
Other investments	60,464	57,560	58,367	57,578	57,482
Loans held for sale	5,022	4,160	6,500	3,849	4,962
Loans	6,397,617	6,353,942	6,239,257	6,222,776	6,223,732
Allowance for credit losses - loans	(64,347)	(63,610)	(63,160)	(62,811)	(62,412)
Loans, net	6,333,270	6,290,332	6,176,097	6,159,965	6,161,320
Premises and equipment, net	119,962	118,756	117,744	117,278	112,569
Bank owned life insurance (“BOLI”)	170,746	169,392	168,223	167,192	166,107
Goodwill and other intangibles, net	393,183	394,366	396,208	398,194	400,277
Accrued interest receivable and other assets	126,989	133,734	145,719	142,450	140,988
Total assets	$8,446,662	$8,468,678	$8,416,162	$8,482,628	$8,192,354

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$1,665,229	$1,958,709	$2,020,074	$2,059,939	$2,094,623
Interest-bearing deposits	5,500,503	5,239,091	5,162,314	5,138,665	4,833,956
Total deposits	7,165,732	7,197,800	7,182,388	7,198,604	6,928,579
Short-term borrowings	—	—	—	50,000	50,000
Long-term borrowings	162,257	166,930	197,754	197,577	197,448
Accrued interest payable and other liabilities	55,018	64,941	61,559	58,809	54,535
Total liabilities	7,383,007	7,429,671	7,441,701	7,504,990	7,230,562
Stockholders' Equity:
Common stock	149	149	147	147	147
Additional paid-in capital	636,621	633,770	626,348	624,897	623,746
Retained earnings	482,295	458,261	431,317	417,863	398,966
Accumulated other comprehensive income (loss)	(55,410)	(53,173)	(83,351)	(65,269)	(61,067)
Total stockholders' equity	1,063,655	1,039,007	974,461	977,638	961,792
Total liabilities and stockholders' equity	$8,446,662	$8,468,678	$8,416,162	$8,482,628	$8,192,354

Common shares outstanding	14,930,549	14,894,209	14,757,565	14,717,938	14,698,265

Nicolet Bankshares, Inc.
Consolidated Statements of Income (Loss) (Unaudited)
	For the Three Months Ended
(In thousands, except per share data)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Interest income:
Loans, including loan fees	$93,648	$90,265	$87,657	$84,091	$79,142
Taxable investment securities	4,557	4,737	4,351	4,133	4,961
Tax-exempt investment securities	1,238	1,394	1,424	1,476	1,737
Other interest income	4,588	7,149	6,452	2,357	1,536
Total interest income	104,031	103,545	99,884	92,057	87,376
Interest expense:
Deposits	38,990	36,583	34,964	29,340	24,937
Short-term borrowings	—	—	474	1,108	3,212
Long-term borrowings	2,234	2,680	2,972	2,570	2,506
Total interest expense	41,224	39,263	38,410	33,018	30,655
Net interest income	62,807	64,282	61,474	59,039	56,721
Provision for credit losses	750	1,000	450	450	3,090
Net interest income after provision for credit losses	62,057	63,282	61,024	58,589	53,631
Noninterest income:
Wealth management fee income	6,485	6,308	6,057	5,870	5,512
Mortgage income, net	1,364	1,856	2,020	1,822	1,466
Service charges on deposit accounts	1,581	1,475	1,492	1,529	1,480
Card interchange income	3,098	3,306	3,321	3,331	3,033
BOLI income	1,347	1,161	1,090	1,073	1,200
Asset gains (losses), net	1,909	5,947	31	(318)	(38,468)
Deferred compensation plan asset market valuations	59	949	(457)	499	946
LSR income, net	1,134	1,027	1,108	1,135	1,155
Other noninterest income	2,445	2,405	1,879	1,900	1,832
Total noninterest income	19,422	24,434	16,541	16,841	(21,844)
Noninterest expense:
Personnel expense	26,510	26,937	23,944	23,900	24,328
Occupancy, equipment and office	8,944	9,567	9,027	8,845	8,783
Business development and marketing	2,142	1,854	1,869	1,946	2,121
Data processing	4,270	7,043	4,643	4,218	3,988
Intangibles amortization	1,833	1,842	1,986	2,083	2,161
FDIC assessments	1,033	950	1,500	1,009	540
Merger-related expense	—	—	—	26	163
Other noninterest expense	2,415	2,103	2,769	2,930	2,791
Total noninterest expense	47,147	50,296	45,738	44,957	44,875
Income (loss) before income tax expense	34,332	37,420	31,827	30,473	(13,088)
Income tax expense (benefit)	6,542	6,759	14,669	7,878	(4,190)
Net income (loss)	$27,790	$30,661	$17,158	$22,595	$(8,898)
Earnings (loss) per common share:
Basic	$1.86	$2.07	$1.16	$1.54	$(0.61)
Diluted	$1.82	$2.02	$1.14	$1.51	$(0.61)
Common shares outstanding:
Basic weighted average	14,907	14,823	14,740	14,711	14,694
Diluted weighted average	15,249	15,142	15,100	14,960	14,694

Nicolet Bankshares, Inc.
Consolidated Financial Summary (Unaudited)
	For the Three Months Ended
(In thousands, except share & per share data)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Selected Average Balances:
Loans	$6,398,838	$6,263,971	$6,230,336	$6,237,757	$6,201,780
Investment securities	884,775	897,437	962,607	1,068,144	1,508,535
Interest-earning assets	7,629,120	7,683,495	7,676,895	7,497,935	7,830,590
Cash and cash equivalents	364,375	558,473	513,250	203,883	127,726
Goodwill and other intangibles, net	393,961	395,158	397,052	399,080	401,212
Total assets	8,380,595	8,415,169	8,417,456	8,228,600	8,570,623
Deposits	7,112,971	7,189,650	7,156,577	6,941,037	7,060,262
Interest-bearing liabilities	5,509,882	5,358,445	5,385,292	5,212,285	5,391,107
Stockholders’ equity (common)	1,048,596	996,745	983,133	967,142	970,108
Selected Ratios: (1)
Book value per common share	$71.24	$69.76	$66.03	$66.42	$65.44
Tangible book value per common share (2)	$44.91	$43.28	$39.18	$39.37	$38.20
Return on average assets	1.33%	1.45%	0.81%	1.10%	(0.42)%
Return on average common equity	10.66	12.20	6.92	9.37	(3.72)
Return on average tangible common equity (2)	17.07	20.22	11.62	15.95	(6.34)
Average equity to average assets	12.51	11.84	11.68	11.75	11.32
Stockholders’ equity to assets	12.59	12.27	11.58	11.53	11.74
Tangible common equity to tangible assets (2)	8.33	7.98	7.21	7.17	7.21
Net interest margin	3.26	3.30	3.16	3.14	2.91
Efficiency ratio	58.34	60.41	58.27	58.60	60.69
Effective tax rate	19.06	18.06	46.09	25.85	32.01
Selected Asset Quality Information:
Nonaccrual loans	$26,677	$26,625	$29,507	$25,278	$38,895
Other real estate owned - closed branches	808	808	884	958	1,347
Other real estate owned	437	459	1,147	520	628
Nonperforming assets	$27,922	$27,892	$31,538	$26,756	$40,870
Net loan charge-offs (recoveries)	$13	$550	$101	$51	$167
Allowance for credit losses-loans to loans	1.01%	1.00%	1.01%	1.01%	1.00%
Net loan charge-offs to average loans (1)	0.00	0.03	0.01	0.01	0.01
Nonperforming loans to total loans	0.42	0.42	0.47	0.41	0.62
Nonperforming assets to total assets	0.33	0.33	0.37	0.32	0.50
Stock Repurchase Information:
Common stock repurchased (dollars) (3)	$—	$—	$—	$1,519	$—
Common stock repurchased (full shares) (3)	—	—	—	26,853	—
(1)Income statement-related ratios for partial-year periods are annualized.
(2)See Reconciliation of Non-GAAP Financial Measures below for a reconciliation of these financial measures.
(3)Reflects common stock repurchased under board of director authorizations for the common stock repurchase program.

Nicolet Bankshares, Inc.
Consolidated Loan & Deposit Metrics (Unaudited)
(In thousands)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Period End Loan Composition
Commercial & industrial	$1,307,490	$1,284,009	$1,237,789	$1,318,567	$1,330,052
Owner-occupied commercial real estate (“CRE”)	955,786	956,594	971,397	969,202	969,064
Agricultural	1,190,371	1,161,531	1,108,261	1,068,999	1,065,909
Commercial	3,453,647	3,402,134	3,317,447	3,356,768	3,365,025
CRE investment	1,188,722	1,142,251	1,130,938	1,108,692	1,146,388
Construction & land development	241,730	310,110	326,747	337,389	333,370
Commercial real estate	1,430,452	1,452,361	1,457,685	1,446,081	1,479,758
Commercial-based loans	4,884,099	4,854,495	4,775,132	4,802,849	4,844,783
Residential construction	84,370	75,726	76,289	108,095	134,782
Residential first mortgage	1,167,069	1,167,109	1,136,748	1,072,609	1,014,166
Residential junior mortgage	206,434	200,884	195,432	184,873	177,026
Residential real estate	1,457,873	1,443,719	1,408,469	1,365,577	1,325,974
Retail & other	55,645	55,728	55,656	54,350	52,975
Retail-based loans	1,513,518	1,499,447	1,464,125	1,419,927	1,378,949
Total loans	$6,397,617	$6,353,942	$6,239,257	$6,222,776	$6,223,732

Period End Deposit Composition
Noninterest-bearing demand	$1,665,229	$1,958,709	$2,020,074	$2,059,939	$2,094,623
Interest-bearing demand	1,121,030	1,055,520	955,746	1,030,919	1,138,415
Money market	2,027,559	1,891,287	1,933,227	1,835,523	1,886,879
Savings	765,084	768,401	789,045	821,803	865,824
Time	1,586,830	1,523,883	1,484,296	1,450,420	942,838
Total deposits	$7,165,732	$7,197,800	$7,182,388	$7,198,604	$6,928,579
Brokered transaction accounts	$265,818	$166,861	$146,517	$173,107	$233,393
Brokered time deposits	517,190	448,582	457,433	566,405	289,181
Total brokered deposits	$783,008	$615,443	$603,950	$739,512	$522,574
Customer transaction accounts	$5,313,085	$5,507,056	$5,551,575	$5,575,077	$5,752,348
Customer time deposits	1,069,639	1,075,301	1,026,863	884,015	653,657
Total customer deposits (core)	$6,382,724	$6,582,357	$6,578,438	$6,459,092	$6,406,005

Nicolet Bankshares, Inc.
Net Interest Income and Net Interest Margin Analysis (Unaudited)

	For the Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average		Average	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Total loans (1) (2)	$6,398,838	$93,744	5.81%	$6,263,971	$90,313	5.66%	$6,201,780	$79,186	5.11%
Investment securities (2)	884,775	6,197	2.80%	897,437	6,567	2.93%	1,508,535	7,246	1.93%
Other interest-earning assets	345,507	4,588	5.26%	522,087	7,149	5.37%	120,275	1,536	5.11%
Total interest-earning assets	7,629,120	$104,529	5.44%	7,683,495	$104,029	5.32%	7,830,590	$87,968	4.49%
Other assets, net	751,475			731,674			740,033
Total assets	$8,380,595			$8,415,169			$8,570,623
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits	$4,664,670	$31,256	2.69%	$4,570,493	$29,730	2.58%	$4,325,340	$19,587	1.84%
Brokered deposits	680,124	7,734	4.57%	601,379	6,853	4.52%	566,282	5,350	3.83%
Total interest-bearing deposits	5,344,794	38,990	2.93%	5,171,872	36,583	2.81%	4,891,622	24,937	2.07%
Wholesale funding	165,088	2,234	5.35%	186,573	2,680	5.62%	499,485	5,718	4.58%
Total interest-bearing liabilities	5,509,882	$41,224	3.01%	5,358,445	$39,263	2.90%	5,391,107	$30,655	2.30%
Noninterest-bearing demand deposits	1,768,177			2,017,778			2,168,640
Other liabilities	53,940			42,201			40,768
Stockholders' equity	1,048,596			996,745			970,108
Total liabilities and stockholders' equity	$8,380,595			$8,415,169			$8,570,623
Net interest income and rate spread		$63,305	2.43%		$64,766	2.42%		$57,313	2.19%
Net interest margin			3.26%			3.30%			2.91%
Loan purchase accounting accretion (3)		$1,527	0.09%		$1,587	0.10%		$1,636	0.11%

(1) Nonaccrual loans and loans held for sale are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and tax-exempt investment securities is computed on a tax-equivalent basis using a federal tax rate of 21%, and adjusted for the disallowance of interest expense.
(3) Loan purchase accounting accretion included in Total loans above, and the related impact to net interest margin.

Nicolet Bankshares, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
	For the Three Months Ended
(In thousands, except per share data)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Adjusted net income (loss) reconciliation: (1)
Net income (loss) (GAAP)	$27,790	$30,661	$17,158	$22,595	$(8,898)
Adjustments:
Provision expense (2)	—	—	—	—	2,340
Assets (gains) losses, net	(1,909)	(5,947)	(31)	318	38,468
Merger-related expense	—	—	—	26	163
Contract termination charge	—	2,689	—	—	—
Adjustments subtotal	(1,909)	(3,258)	(31)	344	40,971
Tax on Adjustments (3)	(372)	(635)	(6)	86	10,243
Tax - Wisconsin Tax Law Change (4)	—	—	6,151	—	—
Adjusted net income (Non-GAAP)	$26,253	$28,038	$23,284	$22,853	$21,830
Diluted earnings (loss) per common share:
Diluted earnings (loss) per common share (GAAP)	$1.82	$2.02	$1.14	$1.51	$(0.61)
Adjusted Diluted earnings per common share (Non-GAAP)	$1.72	$1.85	$1.54	$1.53	$1.45
Tangible assets: (5)
Total assets	$8,446,662	$8,468,678	$8,416,162	$8,482,628	$8,192,354
Goodwill and other intangibles, net	393,183	394,366	396,208	398,194	400,277
Tangible assets	$8,053,479	$8,074,312	$8,019,954	$8,084,434	$7,792,077
Tangible common equity: (5)
Stockholders’ equity (common)	$1,063,655	$1,039,007	$974,461	$977,638	$961,792
Goodwill and other intangibles, net	393,183	394,366	396,208	398,194	400,277
Tangible common equity	$670,472	$644,641	$578,253	$579,444	$561,515
Tangible average common equity: (5)
Average stockholders’ equity (common)	$1,048,596	$996,745	$983,133	$967,142	$970,108
Average goodwill and other intangibles, net	393,961	395,158	397,052	399,080	401,212
Average tangible common equity	$654,635	$601,587	$586,081	$568,062	$568,896
Note: Numbers may not sum due to rounding.
(1)The adjusted net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also to aid investors in the comparison of Nicolet’s financial performance to the financial performance of peer banks.
(2)Provision expense for 2023 is attributable to the expected loss on a bank subordinated debt investment.
(3)The effective tax rate for periods prior to the July 1, 2023, effective date of the Wisconsin tax law change assumed an effective tax rate of 25%, and periods subsequent to the effective date assumed an effective tax rate of 19.5%.
(4)The adjusted net income reconciliation for first and second quarter 2023 is as originally reported, and has not been restated to reflect the $3 million excess tax expense of those quarters that was subsequently reversed in third quarter 2023 due to the Wisconsin tax law change. Thus, the adjusted net income reconciliation for the quarters of 2023 will not sum to the full year impact.
(5)The ratios of tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets exclude goodwill and other intangibles, net. These financial ratios have been included as they are considered to be critical metrics with which to analyze and evaluate financial condition and capital strength.